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EXHIBIT 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Annual Report of U.S. Microbics, Inc. Annual Report (the "Company") on Form 10-KSB for the year ended period ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the ""Report"), I, Robert C. Brehm, Chief Executive Officer and President of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Section. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge::

         (1) Fully The Report fully complies with the requirements of section 13
(a) or 15 (d) of the Securities and Exchange Act of 1934, as amended,; and

         (2) The information contained in such Annual Report on Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

         A signed original of this written statement required by Section 906, another document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to U.S. Microbics, Inc. and will be retained by U.S. Microbics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


January 28, 2004
                                         /s/ Robert C. Brehm
                                         --------------------------------------
                                         Robert C. Brehm
                                         Chief Executive Officer and President
                                         (Principal Executive Officer)